EXHIBIT 10.15

Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(a)(6) and Item 601(b)(10) of Regulation S-K.

This exhibit is an English translation of a foreign language document. The Company hereby agrees to furnish to the SEC, upon request, a copy of the foreign language document.

Minutes No. 1/2018
of extraordinary general meeting of shareholders of Life Insurance Company “Asia Life” Joint Stock Company

City of Almaty                                    March 19, 2018

Full name of the joint stock company	Life Insurance Company “Asia Life” Joint Stock Company (the “Company”)
Location of the executive authority	Republic of Kazakhstan, 050059, Almaty, Bostandykskiy district, Al-Farabi Avenue, Building 17/1, PFC “Nurly-Tau”, 5B, 10th floor, office space No. 17
Date and time of holding the general meeting of shareholders	March 19, 2018 Beginning time: 11.00 Ending time: 11.25
Place of holding the general meeting of shareholders	Republic of Kazakhstan, 050059, Almaty, Bostandykskiy district, Al-Farabi Avenue, Building 17/1, PFC “Nurly-Tau”, 5B, 10th floor, office space No. 17

List of shareholders having the right to take part in the general meeting of shareholders was compiled by the Company’s registrar - Unified Registrar of Securities JSC as of February 14 , 2018. Considering that there have been changes in the list of shareholders of the Company, the list shareholders was compiled as of March 19, 2018.

The shareholders registered on general meeting of shareholders:

No.	Full name/Name of organization	Number of shares in percentage	Representative	Power of attorney No., date of issuance	Identification document details
1	Abraimov Almaz Maratovich	171,000 9.5%	Personal presence		ID document No. [***] issued by [***] on [***]
2	Yerdessov Azamat Dzhansultanovich	171,000 9.5%	Personal presence		ID document No. [***] issued by [***] on [***]
3	Karpova Yelena Sergeyevna	171,000 9.5%	Polyanskaya Victoriya Victorovna	Power of attorney dated March 16, 2018, registration No. 528, certified by a notary Karamurzina A.E., license No. 14001544 dated February 11, 2014	ID document No. [***] issued by [***] on [***]
4	Makeyev Ruslan Bulatovich	166,500 9.25%	Personal presence		ID document No. [***] issued by [***] on [***]

5	Mitrofanova Anastasiya Nikolayevna	171,000 9.5%	Personal presence	ID document No. [***] issued by [***] on [***]
6	Sazanbayev Serik Tynysbekovich	171,000 9.5%	Personal presence	ID document No. [***] issued by [***] on [***]

TOTAL: 1,021,500 (one million twenty one thousand five hundred) common shares - 56.75%.

Invited to the meeting:
Corporate secretary of the Company - Abykanova A.E.

All the shareholders were notified of the convening the extraordinary general meeting of shareholders (the “meeting”) by a written notification in accordance with the Law “On Joint Stock Companies” No. 415-P dated May 13, 2003 (the “JSC Law”).

Total number of voting common shares of the Company is 1,800,000 (one million eight hundred thousand).
The shareholders of the Company and their representatives hold in total 1,021,500 (one million twenty one thousand five hundred) common shares which constitute 56.75% (fifty six point seventy five) percent of the voting shares of the Company.

Corporate secretary Abykanova A.E. took the floor and greeted everyone gathered and announced about the need for taking decisions on procedural issues:
1.Recognize the meeting quorate and announce it open.
2.On election of chairman and secretary of the general meeting of shareholders.
3.On determining the form of voting.
4.On approval of the meeting agenda.

Based on paragraph 4 of Article 48, subparagraph 3) of paragraph 1 of Article 50 of the JSC Law, voting on the procedural issues from 1 to 3 shall be carried out in an open way, according to principle “one shareholder - one vote”, decision shall be made by simple majority vote of those present.
Based on paragraph 3 of Article 43 of the JSC Law, approval of the agenda of the general meeting of shareholders shall be carried out by a majority vote of the total number of voting shares of the Company represented at the meeting.

First procedural issue
1. Recognize the meeting quorate and announce it open.
On the first procedural issue, Abykanova A.E. took the floor and reported that the meeting is attended by the shareholders holding 56.75% of the Company’s voting shares, the quorum has been met.

The issue of recognizing the meeting quorate and announce it open was submitted for voting. The voting was made on the principle “one shareholder - one vote".
Voting results.
“for” - 6, “against” - 0, “abstain” - 0.
Adopted unanimously.

Decision: Recognize the meeting quorate and announce it open.

Second procedural issue
2. On election of chairman and secretary of the general meeting of shareholders.
On the second procedural issue, Abykanova A.E. took the floor and proposed to elect a chairman and a secretary of the meeting. According to paragraph 4 of Article 48 of the JSC Law, on the voting on the issue of election of a chairman and a secretary of the general meeting of shareholders each shareholder has one vote, and the decision is made by a simple majority of votes of those present.

The issue of election of chairman and secretary of the general meeting of shareholders was submitted for voting, proposals of the following candidates were made:
Chairman of the meeting - Yerdessov Azamat Dzhansultanovich;
Secretary of the meeting - Abykanova Asel Edegenovna.

The voting was made on the principle “one shareholder - one vote".
Voting results.

“for” - 6, “against” - 0, “abstain” - 0.
Adopted unanimously.

Decision: To elect Yerdessov Azamat Dzhansultanovich as the chairman of the meeting, and Abykanova Asel Edegenovna as the secretary of the meeting.

Third procedural issue.
3. On determining the form of voting.
On the third procedural issue, Abykanova A.E. took the floor and proposed, in accordance with paragraph 4 of Article 48 of the JSC Law, to determine the open form of voting.
The issue of determining the open form of voting was submitted for voting.

The voting was made on the principle “one shareholder - one vote".
The secretary of the meeting counted the votes and announced the results of voting:
“for” - 6, “against” - 0, “abstain” - 0.
Adopted unanimously.

Decision: To determine the open form of voting on the issues included in the agenda.

Fourth procedural issue.
4. On approval of the meeting agenda.
On the fourth procedural issue, the corporate secretary Abykanova A.E. took the floor and reported that no proposals to amend the agenda have been received. The chairman of the meeting Yerdessov A. D. proposed to approve the agenda of the meeting:

AGENDA:
1.On the Board of Directors of Life Insurance Company “Asia Life” Joint Stock Company: election of members of the Board of Directors, determination of the term of their office, termination of the duties of some members of the Board of Directors, and also determination of the amount and terms of payment of salaries and compensation to the members of the Board of Directors for performance of their duties.
Vote was carried out by principle “one share - one vote”.
The secretary of the meeting counted the votes and announced the results of voting:
“for” - 1,021,500;
“against” - 0;
“abstain” - 0.
Adopted unanimously.

Decision:
Approved the following agenda of the meeting:
1.On the Board of Directors of Life Insurance Company “Asia Life” Joint Stock Company: election of members of the Board of Directors, determination of the term of their office, termination of the duties of some members of the Board of Directors, and also determination of the amount and terms of payment of salaries and compensation to the members of the Board of Directors for performance of their duties.

The chairman Yerdessov A.D. proposed to proceed to consideration of the item of the meeting agenda.
First item of the agenda:
On the Board of Directors of Life Insurance Company “Asia Life” Joint Stock Company: election of members of the Board of Directors, determination of the term of their office, termination of the duties of some members of the Board of Directors, and also determination of the amount and terms of payment of salaries and compensation to the members of the Board of Directors for performance of their duties.

On the item of the agenda, Abykanova A.E. took the floor and explained that due to a change in the shareholders of the Company the issue of early termination of duties of the member of the Board of Directors Dosmukhametov B.S was proposed to the agenda. The new composition of shareholders proposed Turlov Timur Ruslanovich as a candidate for the Board of Directors of the Company.
In this regard , it was proposed to submit this issue for consideration and making decision by the general meeting of shareholders of the Company.
According to the provisions of the current Law “On Joint Stock Companies” and the Charter of the Company, the issue of the number of members, term of office of the Board of Directors, election of their members, early termination of their powers, as well as determination of the amount and remuneration paid to the members of the Board of Directors are subject to the exclusive competence of the general meeting of shareholders.

Further, Chairman Yerdessov A.D. presented as a candidate to the Board of Directors a person not currently being a shareholder of the Company and not proposed (recommended) to be elected as a representative of shareholders:
Turlov Timur Ruslanovich, year of birth: 1987, has a large experience working in the financial market, specifically, on the securities market, as well as an experience of managing large companies. He is currently the General Director of IC Freedom Finance LLC (Russian Federation) and the Chairman of the Board of Directors of Freedom Finance JSC.

The following issues were put to voting:
1.To early terminate the duties of Dosmukhametov Bolat Seyilkhanovich as a member of the Board of Directors of LIC “Asia Life” JSC from March 19, 2018.
2.To elect from March 19, 2018 Turlov Timur Ruslanovich as a member of the Board of Directors of LIC “Asia Life” JSC for the term until the termination of powers of the entire Board of Directors.
3.To establish the amounts of remuneration for members of the Board of Directors for the performance of their duties according to Annex 1 to these Minutes.

The voting was held in which the shareholders holding in total 1,021,500 votes (including 171,000 votes submitted on behalf of the shareholder who took part in the meeting via a representative) which correspond to 56.75% of the voting shares of the Company. Quorum is present. Election of the members of the Board of Directors are held by the shareholders by way of cumulative voting using voting ballots except for the case when for one vacancy at the Board of Directors one person is being elected. Taking into account that in the present case for a vacancy at the Board of Directors one person is being elected the voting on the issue is made according to the principle “one share - one vote”.

Voting results:
“for” - 1,021,500;
“against” - 0;
“abstain” - 0.
Adopted unanimously.

Decision on the item of the agenda:
1.To early terminate the duties of Dosmukhametov Bolat Seyilkhanovich as a member of the Board of Directors of LIC “Asia Life” JSC from March 19, 2018.
2.To elect from March 19, 2018 Turlov Timur Ruslanovich as a member of the Board of Directors of LIC “Asia Life” JSC for the term until the termination of powers of the entire Board of Directors.
3.To establish the amounts of remuneration for members of the Board of Directors for the performance of their duties according to Annex 1 to these Minutes.

In accordance with the requirements of paragraph 5 of Article 51 of the Law of the Republic of Kazakhstan “On Joint Stock Companies”, the Chairman of the meeting announced to the shareholders the voting results under the first item of the agenda.

The agenda thus has been complete. The Chairman of the meeting Mr Yerdessov A.D. proposed to consider the general meeting of shareholders as closed and put the issue for voting.

The voting was made on the principle “one shareholder - one vote".
The secretary of the meeting counted the votes and announced the results of voting:
“for” - 6, “against” - 0, “abstain” - 0.
Adopted unanimously.

Decision:
Close the extraordinary general meeting of shareholders of the Company.

Chairman of the general meeting            /s/ Yerdessov A.D.        Yerdessov A.D.

Secretary of the meeting                /s/ Abykanova A.E.        Abykanova A.E.

Annex No. 1
to Minutes of extraordinary general meeting of shareholders of
LIC "Asia Life” JSC
No. 1/2018 dated March 19, 2018

Remuneration to the members of the Board of Directors of LIC "Asia Life” JSC

1.From March 19, 2018, to determine the monthly remuneration to a member of the Board of Directors, independent director of LIC "Asia Life” JSC Mikhailov Ivan Valentinovich in the amount of [***] Tenge after withholding taxes and other mandatory payments provided by the legislation of the Republic Kazakhstan.
2.From March 19, 2018, to determine the monthly remuneration to a member of the Board of Directors of LIC "Asia Life” JSC Turlov Timur Ruslanovich in the amount of 650,000 (six hundred fifty thousand) Tenge after withholding taxes and other mandatory payments provided by the legislation of the Republic Kazakhstan.
3.From March 19, 2018, to determine the monthly remuneration to a member of the Board of Directors of LIC "Asia Life” JSC Dzhumabaev Bakhyt Parpebaevich in the amount of [***] Tenge after withholding taxes and other mandatory payments provided by the legislation of the Republic Kazakhstan.

Chairman of the general meeting            /s/ Yerdessov A.D.        Yerdessov A.D.

Secretary of the meeting                /s/ Abykanova A.E.        Abykanova A.E.